Exhibit 99.1

Axsome Therapeutics Announces Transition of Chief Medical Officer

NEW YORK, September 2, 2016 (Globe Newswire) — Axsome Therapeutics, Inc. (NASDAQ: AXSM), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, announced today that Randall Kaye, M.D. is transitioning from his role as Chief Medical Officer (CMO) of the Company to Senior Clinical Advisor, effective September 1, 2016. This new role allows Dr. Kaye to continue to provide his expertise to Axsome while making time for his other medical interests.

“I would like to thank Dr. Kaye for his service to Axsome as CMO and look forward to his ongoing involvement as Senior Clinical Advisor,” said Herriot Tabuteau, M.D., Chief Executive Officer of Axsome Therapeutics. “Dr. Kaye in his new role, coupled with recent key additions to Axsome’s medical team, significantly broadens our capabilities and positions us well to continue to advance our late-stage pipeline.”

“The transition from CMO to Senior Clinical Advisor permits me to continue to support Axsome’s growing clinical team while re-engaging with my former consulting firm. Axsome is in a strong position, which gives me confidence that this is an appropriate time for this transition,” said Dr. Kaye. “I am proud of the impressive progress we have made with now three Phase 3 trials underway in three indications with two product candidates. I am a firm believer in the science and clinical potential of Axsome’s promising pipeline, and look forward to continuing to support its development.”

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, including pain, for which there are limited existing treatment options. Axsome’s product candidate portfolio includes two late-stage candidates, AXS-02 and AXS-05. AXS-02 is currently in Phase 3 trials in complex regional pain syndrome (CRPS) and knee osteoarthritis (OA) associated with bone marrow lesions (BMLs) with an additional Phase 3 trial planned in chronic low back pain (CLBP) associated with Modic changes (MCs). AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), and a Phase 2/3 trial in agitation in patients with Alzheimer’s disease (AD) is planned. AXS-02 and AXS-05 are investigational product candidates not approved by the FDA. For more information, please visit the company website at www.axsome.com. The company may occasionally disseminate material, nonpublic information on the company website.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Vice President, Operations
Axsome Therapeutics, Inc.
25 Broadway, 9th Floor
New York, NY 10004
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com

Trout Group Contact:

Marcy Beth Nanus
Senior Vice President
The Trout Group LLC
Tel: 646-378-2927
Email: mnanus@troutgroup.com